taitweller.com

March 4, 2024

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.

Washington, DC 20549

Re: Horizon Kinetics Medical ETF and Horizon Kinetics SPAC Active ETF (the “Funds”), each a series of Listed Funds Trust, Commission File Number 811-23226

(Predecessor funds being The Medical Fund and The Alternative Income Fund,

respectively, each a series of Kinetics Mutual Funds, Inc., Commission File Number 811-09303)

To whom it may concern:

We have received a copy of, and are in agreement with, the statements concerning our Firm being made by the Funds pursuant to Item 304(a) of Regulation S-K in their Form N-CSR to be filed on or about March 8, 2024, captioned “Change in Independent Registered Public Accounting Firm.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report.

Sincerely,

Tait, Weller & Baker LLP

cc:	Gregory C Bakken, President
Listed Funds Trust
615 East Michigan Street
Milwaukee, WI 53202

Tait Weller • Philadelphia Office • O: 215.979.8800 • F: 215.979.8811 • Two Liberty Place • 50 S. 16th Street • Suite 2900 • Philadelphia, PA 19102-2529